                                 Exhibit 21.1
                                 ------------

                 LIST OF SUBSIDIARIES OF C.D. SMITH HEALTHCARE

                               State of          Other Names Under Which
Subsidiary Name                Incorporation     Subsidiary Does Business
---------------                -------------     ------------------------
C.D.S. Transportation          Missouri                   N/A

G.D. Holdings of Delaware      Missouri                   N/A

General Drug Company           Illinois                   N/A


H.S.S. Consulting Services     Illinois                   N/A
Incorporated

James Brudnick Company,        Delaware                   N/A
Inc.


SBS Pharmaceutical, Inc.       Delaware                   N/A